UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 6, 2007

REGIONS FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	000-50831	63-0589368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 FIFTH AVENUE NORTH

BIRMINGHAM, ALABAMA 35203

(Address, including zip code, of principal executive office)

Registrant’s telephone number, including area code: (205) 944-1300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 6, 2007, Jackson W. Moore announced his decision to retire as Executive Chairman and a member of the Board of Directors of Regions Financial Corporation and Regions Bank effective December 31, 2007. On January 1, 2008, President and Chief Executive Officer C. Dowd Ritter will become Chairman of the Board, adding that role to his current responsibilities.

On November 6, 2007, Regions and Mr. Moore entered into a retirement agreement under which Mr. Moore will be paid the severance payment and other benefits described under his existing employment agreement. Under the retirement agreement, Regions will also provide Mr. Moore with an office and secretarial support at Regions’ offices in Memphis, Tennessee until November 4, 2008, post-retirement financial planning services and relocation benefits under Regions’ relocation policy. In addition, Regions agreed to waive the non-competition provision of Mr. Moore’s existing employment agreement. Attached as Exhibit 10.1 is a copy of the retirement agreement.

For additional information, see the press release attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

10.1 Retirement Agreement dated November 6, 2007.

99.1 Press Release dated November 6, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGIONS FINANCIAL CORPORATION

By:	/s/ John D. Buchanan
Name: Title:	John D. Buchanan Executive Vice President, General Counsel and Corporate Secretary

Date: November 6, 2007